Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Lyft, Inc. of our report dated February 25, 2019 relating to the financial statements, which appears in Lyft, Inc.’s Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-229996).

/s/ PricewaterhouseCoopers LLP

San Francisco, California

March 28, 2019